CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 4 to Registration Statement No. 333-216033 on Form N-2 of our report dated December 27, 2019 relating to the financial statements of AlphaCentric Prime Meridian Income Fund, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
December 27, 2019